Exhibit 99.1

           SOUTHSIDE BANCSHARES, INC. ANNOUNCES FIRST QUARTER EARNINGS

    TYLER, Texas, April 20 /PRNewswire-FirstCall/ -- B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. (Nasdaq: SBSI) ("Southside" or the "Company"), reported financial results for the first quarter ended March 31, 2006.

    For the three months ended March 31, 2006, the Company reported net income of $3,228,000, compared to $3,575,000 for the same period in 2005, a decrease of $347,000, or 9.7%. Earnings per fully diluted share were $0.25 for the three months ended March 31, 2006 compared to $0.28 for the same period in 2005.

    The return on average shareholders' equity for the first quarter ended March 31, 2006 was 11.79% compared to 13.81% for the same period in 2005. The annual return on average assets was 0.72% for the first quarter ended March 31, 2006, compared to 0.88% for the same period in 2005.

    Loan and Deposit Growth

    The Company experienced strong loan growth during the first quarter ended March 31, 2006, as loans increased $26.0 million, or 3.8%, to $706.4 million from $680.4 million at December 31, 2005. The loan growth during the first quarter occurred primarily in commercial real estate loans, 1-4 family residential loans, and commercial loans. Asset quality improved as non-performing assets decreased $194,000, or 6.3%, to $2.9 million at March 31, 2006, when compared to $3.1 million at December 31, 2005. We believe that the Company's asset quality ratios as reported in this earnings release remain sound.

    During the three months ended March 31, 2006, the Company experienced solid deposit growth, as deposits increased $77.2 million to $1.19 billion from $1.11 billion at December 31, 2005. We are gratified deposits continued to grow at an excellent pace during the first quarter with $23.1 million of that growth resulting from our expanding branch network and continued market penetration. The remaining $54.1 million of the deposit growth was the result of the Company issuing callable-brokered certificates of deposits with long- term maturities where the Company controls numerous call options. Brokered deposits at March 31, 2006 totaled $73.9 million. We believe these callable- brokered CDs offer the Company significant long-term flexibility.

    Branch Expansion Continues

    During the first quarter, Southside opened three banking centers. In February 2006, Southside opened a loan production office in the growing area of Forney, Texas, approximately 20 miles east of Dallas. In addition, the Company opened a full service branch in Gun Barrel City, Texas located next to a growing lake community southeast of Dallas. In March, the Company opened a full service branch in a grocery store in the city of Athens, Texas, west of Tyler. All three of these new branches should complement our expansion to the west of Tyler. The Company's ongoing investments in de novo branches has and will continue to impact short-term earnings, however, the Company believes the potential long-term benefits to the Company should greatly outweigh the initial costs.

    Net Interest Income

    Net interest income increased $190,000 to $10.6 million for the quarter ended March 31, 2006, when compared to $10.4 million for the same period in 2005. As is impacting all banks, some more than others, short-term yields increased significantly during 2005 while long-term yields increased less, creating what is called a flat yield curve, where short-term yields are relatively flat compared to long-term yields. The result for the Company was a reduction in the net interest margin and net interest spread to 2.72% and 2.08%, respectively, for the three months ended March 31, 2006 when compared to 2.98% and 2.50% for the same period in 2005. When comparing the first quarter ended March 31, 2006 to the fourth quarter ended December 31, 2005, the Company's net interest margin remained unchanged at 2.72% while the Company's net interest spread declined five basis points to 2.08% from 2.13%. Should the yield curve remain flat or invert, our net interest margin and spread could come under additional pressure during the remainder of 2006.

    Net Income

    The decrease in net income for the three months ended March 31, 2006, when compared to the same period in 2005, was primarily attributable to an increase in noninterest expense of $879,000, or 8.3% and an increase in provision for loan losses of $46,000, or 19.6%. Noninterest expense increased primarily as a result of a $562,000, or 8.2%, increase in salaries and employee benefits. The increase in salaries and employee benefits is due to normal salary increases and higher staffing levels associated with both the continued branch expansion and the Company's regional lending initiative.

    The following items partially offset the decrease in net income for the three months ended March 31, 2006, when compared to the same period in 2005. In addition to the increase in net interest income of $190,000, or 1.8%, to $10.6 million for the first quarter of 2006 as discussed above, the Company's gain on sale of securities increased $339,000 when comparing the first quarter of 2006 to the same period in 2005. Noninterest income, excluding gain on sale of securities, was flat for the first quarter of 2006, when compared to the first quarter of 2005. During the first quarter ended March 31, 2005, the Company received a $244,000 special distribution as a result of the merger of the Public EFT Association with Discover Financial Services. Not including this special distribution, noninterest income not including gain on the sale of securities, increased $246,000 for the first quarter 2006 when compared to the same period in 2005. The increase was primarily a result of an increase in deposit services income and Trust income. Provision for federal tax expense of $724,000 for the first quarter of 2006, decreased $47,000, from the first quarter of 2005 primarily as a result of a decrease in taxable income.

    About Southside Bancshares, Inc.

    Southside Bancshares, Inc. is a $1.8 billion holding company that owns 100% of Southside Bank. The bank currently has thirty-four banking centers in East Texas and operates a network of 39 ATMs.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com .

    Forward Looking Information

    Statements in this news release that are based on other than historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the following:

    * general economic conditions, either globally, nationally, in the State of Texas, or in the specific markets in which the Company operates;
    * legislation or regulatory changes which adversely affect the businesses in which the Company is engaged;
    * adverse changes in Government Sponsored Enterprises (the "GSE") status or financial condition impacting the GSE guarantees or ability to pay or issue debt;
    * economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas;
    * changes in the interest rate yield curve such as flat, inverted or steep yield curves, or changes in the interest rate environment which impact interest margins and may impact prepayments on the mortgage backed securities portfolio;
    *   unexpected outcomes of existing or new litigation involving the Company,
    *   changes impacting the leverage strategy;
    * significant increases in competition in the banking and financial services industry;
    *   changes in consumer spending, borrowing and saving habits;
    *   technological changes;
    *   the Company's ability to increase market share and control expenses;
    *   the effect of changes in federal or state tax laws;
    *   the effect of compliance with legislation or regulatory changes;
    *   the effect of changes in accounting policies and practices; and
    *   the costs and effects of unanticipated litigation.

    Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                                        At              At
Selected Financial Condition Data                    March 31,     December 31,
 (at end of period)                                    2006            2005
------------------------------------------------   ------------    ------------
                                                      (dollars in thousands)
                                                            (unaudited)
Total assets                                       $  1,819,844    $  1,783,462
Loans                                                   706,350         680,364
Allowance for loan losses                                 7,193           7,090
Mortgage-backed and related securities:
  Available for sale                                    627,655         592,435
  Held to maturity                                      221,943         229,321
Investment securities available for sale                 95,495         121,240
Federal Home Loan Bank stock, at cost                    29,045          28,729
Deposits                                              1,188,058       1,110,813
Long-term obligations                                   202,317         229,032
Shareholders' equity                                    106,536         109,290
Nonperforming assets                                      2,863           3,057
  Nonaccrual loans                                        1,899           1,731
  Loans 90 days past due                                    477             945
  Restructured loans                                        247             226
  Other real estate owned                                   163             145
  Repossessed assets                                         77              10

Assets Quality Ratios:
Nonaccruing loans to total loans                           0.27%           0.25%
Allowance for loan losses to
 nonaccruing loans                                       378.78          409.59
Allowance for loan losses to
 nonperforming assets                                    251.24          231.93
Allowance for loan losses to total loans                   1.02            1.04
Nonperforming assets to total assets                       0.16            0.17
Net charge-offs to average loans                           0.10            0.20

Capital Ratios:
Shareholders' equity to total assets                       5.85            6.13
Average shareholders' equity to
 average total assets                                      6.11            6.20

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

                                        March 31,    December 31,     March 31,
                                          2006           2005           2005
                                      ------------   ------------   ------------
                                                    (in thousands)
                                                     (unaudited)
Real Estate Loans:
  Construction                        $     36,822   $     35,765   $     37,775
  1-4 Family Residential                   209,891        199,812        174,588
  Other                                    173,337        162,147        151,959
Commercial Loans                            96,461         91,456         81,901
Municipal Loans                            106,343        109,003        108,886
Loans to Individuals                        83,496         82,181         81,722
Total Loans                           $    706,350   $    680,364   $    636,831

                                                          At or for the
                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                      2006            2005
                                                  ------------    ------------
                                                     (dollars in thousands)
                                                          (unaudited)
Selected Operating Data:
Total interest income                             $     22,569    $     18,876
Total interest expense                                  12,000           8,497
Net interest income                                     10,569          10,379
Provision for loan losses                                  281             235
Net interest income after provision
 for loan losses                                        10,288          10,144
Non-interest income
  Deposit services                                       3,469           3,387
  Gain (loss) on sale of securities
   available for sale                                      123            (216)
  Gain on sale of loans                                    373             370
  Trust income                                             404             329
  Bank owned life insurance                                244             189
  Other                                                    485             698
    Total non-interest income                            5,098           4,757
Non-interest expense
  Salaries and employee benefits                         7,420           6,858
  Net occupancy expense                                  1,173           1,041
  Equipment expense                                        203             207
  Advertising, travel & entertainment                      452             546
  ATM expense                                              170             140
  Director fees                                            145             159
  Supplies                                                 184             146
  Professional fees                                        315             250
  Postage                                                  150             135
  Other                                                  1,222           1,073
    Total non-interest expense                          11,434          10,555
Income before federal tax expense                        3,952           4,346
Income tax expense                                         724             771
Net income                                        $      3,228    $      3,575

Common Share Data:
Weighted-average basic shares outstanding               12,196          12,040
Weighted-average diluted shares outstanding             12,678          12,715
Net income per common share
  Basic                                           $       0.26    $       0.29
  Diluted                                                 0.25            0.28
Book value per common share                               8.72            8.21
Cash dividend declared per common share                   0.11            0.11

Selected Performance Ratios:
Return on average assets                                  0.72%           0.88%
Return on average shareholders' equity                   11.79           13.81
Average yield on interest earning assets                  5.59            5.21
Average yield on interest bearing liabilities             3.51            2.71
Net interest spread                                       2.08            2.50
Net interest margin                                       2.72            2.98
Average interest earning assets to
 average interest bearing liabilities                   122.53          121.31
Non-interest expense to average total assets              2.55            2.58
Efficiency ratio                                         69.64           64.60

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)

                                                             Three Months Ended
                                                               March 31, 2006
                                                --------------------------------------------
                                                     AVG.                            AVG.
                                                   BALANCE         INTEREST         YIELD
                                                ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A)(B)                                    $    694,114     $     11,136           6.51%
Loans Held for Sale                                    4,462               53           4.82%
Securities:
Investment Securities (Taxable) (D)                   67,432              743           4.47%
Investment Securities (Tax-Exempt) (C)(D)             49,481              871           7.14%
Mortgage-backed Securities (D)                       850,730           10,237           4.88%
Federal Home Loan Bank stock & other
 investments, at cost                                 29,610              344           4.71%
Interest Earning Deposits                                555                9           6.58%
Federal Funds Sold                                       845                9           4.32%
Total Interest Earning Assets                      1,697,229           23,402           5.59%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                               48,536
Bank Premises and Equipment                           33,519
Other Assets                                          44,294
  Less:  Allowance for Loan Loss                      (7,078)
Total Assets                                    $  1,816,500

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                                $     49,916     $        147           1.19%
Time Deposits                                        406,288            3,930           3.92%
Interest Bearing Demand Deposits                     361,161            2,177           2.44%
Short-term Interest Bearing
 Liabilities                                         359,283            3,550           4.01%
Long-term Interest Bearing
 Liabilities - FHLB                                  187,904            1,811           3.91%
Long-term Debt (5)                                    20,619              385           7.47%
Total Interest Bearing Liabilities                 1,385,171           12,000           3.51%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                      310,249
Other Liabilities                                     10,059
Total Liabilities                                  1,705,479

SHAREHOLDERS' EQUITY                                 111,021
Total Liabilities and
Shareholders' Equity                            $  1,816,500

NET INTEREST INCOME                                              $     11,402
NET YIELD ON AVERAGE EARNING ASSETS                                                     2.72%

NET INTEREST SPREAD                                                                     2.08%

(A) Interest on loans includes fees on loans which are not material in amount.
(B) Interest income includes taxable-equivalent adjustments of $561 and $552 for the quarter ended March 31, 2006 and 2005, respectively.
(C) Interest income includes taxable-equivalent adjustments of $272 and $417 for the quarter ended March 31, 2006 and 2005, respectively.
(D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(E) Southside Statutory Trust III

Note: As of March 31, 2006 and 2005, loans totaling $1,899 and $1,835, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)

                                                             Three Months Ended
                                                               March 31, 2005
                                                --------------------------------------------
                                                     AVG.                            AVG.
                                                   BALANCE         INTEREST         YIELD
                                                ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A)(B)                                    $    631,175     $      9,483           6.09%
Loans Held for Sale                                    4,989               58           4.71%
Securities:
Investment Securities (Taxable) (D)                   61,066              508           3.37%
Investment Securities (Tax-Exempt) (C)(D)             76,337            1,330           7.07%
Mortgage-backed Securities (D)                       743,327            8,241           4.50%
Federal Home Loan Bank stock & other
 investments, at cost                                 27,210              216           3.22%
Interest Earning Deposits                                562                3           2.16%
Federal Funds Sold                                     1,039                6           2.34%
Total Interest Earning Assets                      1,545,705           19,845           5.21%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                               43,464
Bank Premises and Equipment                           30,403
Other Assets                                          43,452
  Less:  Allowance for Loan Loss                      (6,975)
Total Assets                                    $  1,656,049

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                                $     50,629     $        109           0.87%
Time Deposits                                        330,512            2,258           2.77%
Interest Bearing Demand Deposits                     309,250            1,046           1.37%
Short-term Interest Bearing
 Liabilities                                         240,750            1,940           3.27%
Long-term Interest Bearing
 Liabilities - FHLB                                  322,413            2,860           3.60%
Long-term Debt (E)                                    20,619              284           5.51%
Total Interest Bearing Liabilities                 1,274,173            8,497           2.71%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                      263,024
Other Liabilities                                     13,846
Total Liabilities                                  1,551,043

SHAREHOLDERS' EQUITY                                 105,006
Total Liabilities and
Shareholders' Equity                            $  1,656,049

NET INTEREST INCOME                                              $     11,348
NET YIELD ON AVERAGE EARNING ASSETS                                                     2.98%

NET INTEREST SPREAD                                                                     2.50%

(A) Interest on loans includes fees on loans which are not material in amount.
(B) Interest income includes taxable-equivalent adjustments of $561 and $552 for the quarter ended March 31, 2006 and 2005, respectively.
(C) Interest income includes taxable-equivalent adjustments of $272 and $417 for the quarter ended March 31, 2006 and 2005, respectively.
(D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(E) Southside Statutory Trust III

Note: As of March 31, 2006 and 2005, loans totaling $1,899 and $1,835, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             04/20/2006
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /